                                PRICING AGREEMENT

                                                                October 21, 2003

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-04
Charlotte, North Carolina 28255

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
10th Floor
250 Vesey Street
New York, New York 10080

and

Morgan Stanley & Co. Incorporated
1585 Broadway, 3rd Floor
New York, New York  10036

Ladies and Gentlemen:

                  SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 21, 2003 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, on the other hand, that the Company will cause the trust (the "Trust") to be formed pursuant to a trust agreement, dated as of October 1, 2003, among the Company, Chase Manhattan Bank USA, National Association, as eligible lender trustee (the "Eligible Lender Trustee"), and the Indenture Trustee (defined below), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of October 1, 2003, among the Trust, the Eligible Lender Trustee and The Bank of New York, as indenture trustee (the "Indenture Trustee").

                  Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                  During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including October 30, 2003, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                  Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

                                       2

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                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                              Very truly yours,

                                              SLM FUNDING LLC

                                              By: /s/  MARK L. HELEEN
                                                 Name:   Mark L. Heleen
                                                 Title:  Vice President

                                              STUDENT LOAN MARKETING ASSOCIATION

                                              By:  /s/  MICHAEL E. SHEEHAN
                                                 Name:   Michael E. Sheehan
                                                 Title:  Vice President

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By: /s/  GREG KOSINSKI
  Name:    Greg Kosinski
  Title:   Principal

MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

By: /s/  GEOFFREY R. WITT
  Name:   Geoffrey R. Witt
  Title:  Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: /s/  GAIL MCDONNELL
  Name:   Gail McDonnell
  Title:  Managing Director

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

          UNDERWRITER                      CLASS A-1        CLASS A-2       CLASS A-3       CLASS A-4        CLASS B
Banc of America Securities LLC             63,000,000       87,667,000      85,000,000     137,333,000      20,254,000

Merrill Lynch, Pierce Fenner & Smith       63,000,000       87,667,000      85,000,000     137,333,000      20,254,000
Incorporated

Morgan Stanley & Co. Incorporated          63,000,000       87,666,000      85,000,000     137,334,000      20,255,000
                                         ------------     ------------    ------------    ------------     -----------

TOTAL                                    $189,000,000     $263,000,000    $255,000,000    $412,000,000     $60,763,000
                                         ============     ============    ============    ============     ===========

                                 SCHEDULE I - 1

                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

              Floating Rate Class A-1 Student Loan-Backed Notes
                                (for purposes of this Schedule II, "Class A-1")
              Floating Rate Class A-2 Student Loan-Backed Notes
                                (for purposes of this Schedule II, "Class A-2")
              Floating Rate Class A-3 Student Loan-Backed Notes
                                (for purposes of this Schedule II, "Class A-3")
              Floating Rate Class A-4 Student Loan-Backed Notes
                                (for purposes of this Schedule II, "Class A-4")
              Floating Rate Class B Student Loan-Backed Notes
                                (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

              Class A-1:        $189,000,000
              Class A-2:        $263,000,000
              Class A-3:        $255,000,000
              Class A-4:        $412,000,000
              Class B:          $ 60,763,000

PRICE TO PUBLIC OF EACH CLASS:

              Class A-1:        100.0%
              Class A-2:        100.0%
              Class A-3:        100.0%
              Class A-4:        100.0%
              Class B:          100.0%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

              Class A-1:        99.850%
              Class A-2:        99.820%
              Class A-3:        99.800%
              Class A-4:        99.775%
              Class B:          99.650%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                Same Day Funds

INDENTURE: Indenture, dated as of October 1, 2003, among The Bank of New York, as Indenture Trustee, the SLM Student Loan Trust 2003-11, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

                                 SCHEDULE II - 1

MATURITY:

              Class A-1:        September 2009 Distribution Date
              Class A-2:        March 2013 Distribution Date
              Class A-3:        March 2016 Distribution Date
              Class A-4:        June 2020 Distribution Date
              Class B:          December 2038 Distribution Date

INTEREST RATE:

              Class A-1:        interpolated 4/5 month LIBOR* plus 0.00%
              Class A-2:        interpolated 4/5 month LIBOR* plus 0.05%
              Class A-3:        interpolated 4/5 month LIBOR* plus 0.12%
              Class A-4:        interpolated 4/5 month LIBOR* plus 0.19%
              Class B:          interpolated 4/5 month LIBOR* plus 0.65%

----------
* As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES:      Book-Entry (DTC)

TIME OF DELIVERY: October 30, 2003

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA  20193

                                SCHEDULE II - 2

NAMES AND ADDRESSES OF REPRESENTATIVES:

                  Banc of America Securities LLC
                  214 North Tryon Street
                  NC1-027-21-04
                  Charlotte, North Carolina 28255
                  Facsimile:        (704) 386-2731
                  Attention:        Greg Kosinski

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                  10th Floor
                  250 Vesey Street
                  New York, New York 10080
                  Facsimile:        (212) 449-9015
                  Attention:        Geoffrey R. Witt

                  and

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway, 3rd Floor
                  New York, New York 10036
                  Facsimile:        (212) 761-0782
                  Attention:        Jack Kattan

MODIFICATIONS TO UNDERWRITING AGREEMENT (SOLELY FOR PURPOSES OF THIS PRICING AGREEMENT):

         1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

                  In addition, the Trust will enter into an initial interest rate swap agreement (the "Morgan Stanley Initial Swap Agreement") with Morgan Stanley Capital Services Inc. ("Morgan Stanley Capital"), an initial interest rate swap agreement (together with the Morgan Stanley Initial Swap Agreement, the "Initial Swap Agreements") with Bank of America, N.A. (together with Morgan Stanley Capital, the "Initial Swap Counterparties") and an interest rate cap agreement (together with the Initial Swap Agreements, the "Swap Agreements") with Student Loan Marketing Association (together, with the Initial Swap Counterparties, the "Swap Counterparties").

         2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

                  (n) The Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which

                                 SCHEDULE II - 3
         they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.

         3. Section 7(l) of the Underwriting Agreement is hereby modified as follows:

         At the Time of Delivery, the aggregate principal amount of the Underwriters' Securities as specified in the related Pricing Agreement for the Designated Securities shall have been sold by the Company to the Underwriters, and the aggregate amount of the related Certificates, if any, as specified in the related underwriting agreement for such Certificates shall have been sold by the Company to the underwriters specified in such underwriting agreement, and at the Time of Delivery for the Reset Rate Notes, as defined in the Reset Rate Note Purchase Agreement dated the date hereof among the Underwriters, as initial purchasers (the "Initial Purchasers"), the Company and Sallie Mae the aggregate principal amount of the Reset Rate Notes as specified in Schedule I to such purchase agreement shall have been sold by the Company to the Initial Purchasers.

                                 SCHEDULE II - 4